                                                                     EXHIBIT 4.3


                               AMENDMENT NUMBER 2
                                TO THE INDENTURE

                  THIS AMENDMENT NUMBER 2, dated as of February 8, 2002 (the "Amendment") to the Indenture, dated as of February 9, 2001 (as amended or supplemented from time to time as permitted thereby, the "Indenture"), by and between BRL Universal Compression Funding I, L.P. (the "Issuer") and Wells Fargo Bank Minnesota, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association), as indenture trustee (the "Indenture Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

                  WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;

                  NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture.

                  SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

                  SECTION 3. Amendment to the Indenture. Pursuant to Section 1002 of the Indenture, effective on February 8, 2002, following the execution and delivery hereof,

                  (a) The definition of "Appraisal Date" in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

                           Appraisal Date: The earlier to occur of (a) the date
                  of issuance of the Issuer's "Series 2002-1 Notes" and (b) March 31, 2002 (or if such day is not a Business Day, the next succeeding Business Day), and, thereafter, each anniversary (or if such day is not a Business Day, the next succeeding Business Day) of the occurrence of such earlier date.


                  (b) Section 632 of the Indenture is hereby amended to read in its entirety as follows:

                           New Master Lease Agreement with Users. With respect
                  to each Head Lessee Compressor and each Head Lessor Compressor, the Issuer shall (or shall cause such actions to be taken), within the timeframe set forth below, cause each related User to execute a revised master lease agreement, substantially in the form of Exhibit C hereto. The Issuer shall be deemed to be in compliance with this


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                                      -2-


                  Section 632 if Users representing one hundred percent (100%) of the Aggregate Appraised Value have executed such revised master lease agreement by the earlier to occur of (a) the date of issuance of the Issuer's "Series 2002-1 Notes" and (b) March 31, 2002 (or if such day is not a Business Day, the next succeeding Business Day).

                  (c) The first sentence of Section 633 of the Indenture is amended to read in its entirety as follows:

                           Within 90 days after the beginning of each calendar
                  year, beginning with the calendar year (i) if the Issuer has issued its "Series 2002-1 Notes" on or before March 31, 2002 (or if such day is not a Business Day, the next succeeding Business Day), 2003 or (ii) if the Issuer has not issued its "Series 2002-1 Notes" on or before March 31, 2002 (or if such day is not a Business Day, the next succeeding Business Day), 2002, the Issuer shall furnish to the Indenture Trustee, the Deal Agent, each Rating Agency, and each Series Enhancer, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                  (d) Exhibit C to the Indenture is hereby deleted and replaced in its entirety with Exhibit A to this Amendment.

                  SECTION 4. Covenants. Each of the Issuer and the Indenture Trustee hereby confirms that each of the covenants, representations and warranties set forth in Article VI and Section 911, as applicable, of the Indenture are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such covenants, representations and warranties expressly relate to earlier dates.

                  SECTION 5. Effectiveness of Amendment.

                  (a) This Amendment shall become effective as of the date first written above.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to "this Indenture" or "hereof", "hereunder" or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.



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                                      -3-

                  SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                            [Signature pages follow.]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

                                      BRL UNIVERSAL COMPRESSION
                                      FUNDING I, L.P.

                                      By: BRL Universal Compression Management,
                                          Inc., its General Partner

                                          By:/s/ Gregory C. Greene
                                             -----------------------------------

                                          Name: Gregory C. Greene
                                               ---------------------------------

                                          Title: President
                                                --------------------------------



                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, as indenture trustee

                                      By:/s/ Edna Barber
                                         ---------------------------------------

                                      Name: Edna Barber
                                           -------------------------------------

                                      Title: Assistant Vice President
                                            ------------------------------------


The undersigned hereby consent to
the amendment to the Indenture:


VARIABLE FUNDING CAPITAL
CORPORATION, as Holder and Requisite
Global Majority

By: First Union Securities, Inc., acting
    under the trade name Wachovia Securities,
    as attorney-in-fact

    By: /s/ Frank E. Weise VP
       -------------------------------------

    Name: Frank E. Weise
         -----------------------------------

    Title: Vice President
          ----------------------------------


                                                    AMENDMENT NO. 2 TO INDENTURE

FIRST UNION SECURITIES, INC., acting
under the trade name Wachovia Securities

By: /s/ Robert A. Christensen
   -------------------------------------

Name: Robert A. Christensen
     -----------------------------------

Title: Vice President
      ----------------------------------


FIRST UNION NATIONAL BANK

By: /s/ Jane W. Workman
   -------------------------------------

Name: Jane W. Workman
     -----------------------------------

Title: Senior Vice President
      ----------------------------------



                                                   AMENDMENT NO. 2 TO INDENTURE